EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1996, on the financial statements of Snyder Oil Corporation included in Snyder Oil Corporation's Form 10-K and to all references to our Firm included in this registration statement.




                                                        ARTHUR ANDERSEN LLP



Fort Worth, Texas
August 9, 1996